Exhibit 10.61

Purchase and Sales Contract of Coal

Date of Contract: 2010/01/31

Contracting Place: Shuncheng Company

Contract No.: JGL20100131-01

The Buyer: Henan Shuncheng Group Coal Coke Co., Ltd

The Seller: Zaozhuang Hengxin Trade Co., Ltd

This contract is concluded through friendly consultation by both parties and on the basis of equality and win-win cooperation.

1.

The Seller	Type of Goods	Unit Price	Quantity	Quality Standard
Zaozhuang Hengxin Trade Co., Ltd	Fat coal with high sulfur content	RMB 1360/t (including tax and the expenses of sending the goods to the Buyer’s factory)	ton/month	ash≤9% sulfur≤2.3% volatilization≤44% water≤8% G Value≥90% Y≥16%

2.	Measurement: Based on the measurement made by the Buyer.
3.
Delivery and Inspection: The Seller shall deliver the goods by truck to the appointed place made by the Buyer for sampling. The result of inspection shall be based on the result made by the Buyer. Should any party dissents with the result, the application of re-inspection shall be made within three working days. Or the dissents may be submitted to Anyang Steel Group for arbitration and the arbitration award shall be final and bind the two parties.

4.	Settlement and Payment: Settlement shall be made against specification of weight and laboratory sheet reviewed by the Buyer. It is tacitly agreed if there is no suggestion.
5.	Unit Price (including tax and the expenses of sending the goods to the Buyer’s factory) or Acceptance Price is RMB 1360/ton. If there is any change in price, the supplementary agreement shall prevail.
6.	Others:
6.1
When the content of ash is between 9.01% and 9.5%, the Unit Price shall decline by RMB 0.2/ton if the ash increases by 0.01%. When the content of ash is between 9.51% and 10%, the Unit Price shall decline by RMB 0.5/ton if the ash increases by 0.01%. And when the content of ash is between 10.01% and 10.5%, the Unit Price shall decline by RMB 1/ton if the ash increases by 0.01%. When above 10.51%, the Unit Price shall decline by RMB 200/ton if the ash increases by 0.01%.

6.2	When the sulfur is less than 2.3%, the Unit Price shall decline by RMB 1/ton if the sulfur increases by 0.01.
6.3
When the G Value is less than 90%, the Unit Price shall decline by RMB 3/ton if the G Value declines by 1%. When the G Value is less than 85%, the Unit Price shall decline by RMB 5/ton if the G Value declines by 1%.

6.4	The Unit Price shall decline by RMB 3/ton if the Y Value declines by 1%.
6.5	The Unit Price shall decline by RMB 3/ton if the Volatilization exceeds the scope specialized by this contract by 1%.
6.6	When the water is more than 8%, the Unit Price shall decline by RMB 1/ton if the water increases by 1%.
6.7	Should adulteration exits, the Seller shall be subject to a penalty of RMB Fifty Thousand.
7.
The disputes shall be solved by friendly consultation between the two parties. If no agreement is reached though consultation, the disputes shall be arbitrated by People’ Court of Anyang County and the arbitration award is final.

8.	The term of validity of this contract is one month from the signature date of contract.
9.	This contract is made out in four sets. The two parties shall hold one copy each. This contract shall come into force on the day when it is signed and stamped by both parties.

The Buyer: Henan Shuncheng Group Coal Coke Co., Ltd
Address: Gongye Road, South of Tongye Town
Bank of Deposit: Construction Bank of China, Anyang Zhongzhou Branch
Account No.:
Tax No.: 410522614985801
Legal Representative:  /s/ Wang Xinshun
Entrusted Agent:
Fax: 0372-5607305
Telephone No.: 0372-5608958

The Seller: Zaozhuang Hengxin Trade Co., Ltd
Address: Xingcheng Subdistrict Office, Zaozhuang High and New Technology Industrial Development Zone
Bank of Deposit: Xuecheng Credit Union, Rural Credit Cooperative Union of Xuecheng District, Zaozhuang City
Account No.:
Tax No.: 370403738165944
Legal Representative:  /s/ Wang Hui
Entrusted Agent:
Fax: 0632-2817787
Telephone No.: 0632-2817787

Supplementary Agreement

The Buyer: Henan Shuncheng Group Coal Coke Co., Ltd

The Seller: Zaozhuang Hengxin Trade Co., Ltd

In accordance with the current changes in the coal market, connecting with the practice, and based on the prerequisites of mutual benefits, the supplementary agreement is made on the basis of the purchase and sales contract of coal signed on January, 31st, 2010 with your company.
1.	Unit Price: In March, 2010, the Unit Price for high sulfur rich coal is RMB 1280/ton (including tax and expenses of sending the goods to the Buyer’s factory).
2.	Payment: Pay off upon receipt of the invoices.
3.	Should the price need any change, the two parties shall consult about it separately.
4.	Other provisions need not change and shall be implemented according to the original contract.

The Buyer: Henan Shuncheng Group Coal Coke Co., Ltd

Representative: [illegible]

The Seller: Zaozhuang Hengxin Trade Co., Ltd

Representative: [illegible]

2010 / 04/ 04